EXHIBIT 10.7

WHEN RECORDED, MAIL TO:

J. Bruce Hirschberg
16 Shore View Drive
East Orleans, MA  02643


                            TRUST DEED

     THIS TRUST DEED is made this ____ day of June, 2002, between Unico, Incorporated, an Arizona corporation, as Trustor, whose address is 6475 Grandview Avenue, P.O. Box 777, Magalia, California 95954, Robert N. Wilkinson, as TRUSTEE,* and J. Bruce Hirschberg, as BENEFICIARY.

     TRUSTOR hereby CONVEYS AND WARRANTS TO TRUSTEE IN TRUST, WITH POWER OF SALE, the following described property situated in Piute County, State of
Utah:

     The South half of the South half of Section 7; the Southwest Quarter of the Southwest Quarter of Section 8; the North half of the Northwest Quarter and the Southwest Quarter of the Northwest Quarter of Section 17; and the North half and the Northwest Quarter of the Southeast Quarter of
     Section 18, all in Township 28 South, Range 3 West, Salt Lake Base and Meridian.

     EXCEPTING THEREFROM, except the North half of the Northeast Quarter and the East half of the Northwest Quarter of Section 18; all coal and other minerals, as provided under Sections 65-1-15, 65-1-16, and 65-1-17, Utah Code Annotated 1953 and as amended, together with the right of ingress and egress for the purpose of exploring and or removing the same.

Together with all buildings, fixtures and improvements thereon and all water rights, rights of way, easements, privileges and appurtenances thereunto now or hereafter used or enjoyed with said property, or any part thereof;

     FOR THE PURPOSE OF SECURING payment of certain indebtedness of the Trustor to the Beneficiary evidenced by a Promissory Note dated June __, 2002, in the principal sum of $200,000.00, payable to the order of Beneficiary (and any and all amendments, renewals, increases, and modifications thereof) at the times, in the manner and with interest as therein set forth, and payment of any sums expended or advanced by Beneficiary to protect the security hereof.

     Trustor agrees to pay all taxes and assessments on the above property, to pay all charges and assessments on water or water stock used on or with said property, not to commit waste, to maintain adequate fire insurance on improvements on said property, to pay all costs and expenses of collection (including Trustee's and attorney's fees in event of default in payment of the indebtedness secured hereby and to pay reasonable Trustee's fees for any of the services performed by Trustee hereunder, including a reconveyance hereof.

     The undersigned Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to him at the address hereinbefore set forth.

                                 UNICO, INCORPORATED, an
                                 Arizona corporation


                                 By /s/ Ray C. Brown
                                 Its President

STATE OF NEVADA    )
                   : ss.
COUNTY OF CLARK    )

On the ____ day of June, 2002, personally appeared before me Ray C. Brown, of Unico, Incorporated, the signer of the foregoing instrument, who duly acknowledged to me that he executed the same on behalf of the Unico, Incorporated, as its Chief Executive Officer.

                                 ____________________________
                                 Notary Public
                                 Residing at ________________
My Commission Expires:

_____________________

*NOTE:    Trustee must be a member of the Utah State Bar; a bank, building and loan association or savings and loan association authorized to do such business in Utah; a corporation authorized to do a trust business in Utah; or a title insurance or abstract company authorized to do such business in Utah.